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                                                                    EXHIBIT 2(a)

             ARTICLES OF INCORPORATION OF McINTOSH BANCSHARES, INC.









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                            ARTICLES OF INCORPORATION

                                       OF

                            McINTOSH BANCSHARES, INC.

                                       1.

         The name of the corporation shall be McIntosh Bancshares, Inc.

                                       2.

         The purpose of the corporation is to become a bank holding company pursuant to the Georgia Bank Holding Company Act (Ga. Laws 1976, P. 168, et. seq.) and to purchase, own, and hold the stock of banking corporations and other corporations permitted by laws of the State of Georgia and the laws of the United States. The corporation shall not acquire the stock of any bank until such time as the acquisition has been approved by all applicable bank regulatory agencies.

                                       3.

         The corporation shall have the authority to issue 5,000,000 common shares with a par value of $2.50 per share.

                                       4.

         The street address and mailing address of the initial registered office of the corporation shall be 210 South Oak Street, Butts County, Jackson, Georgia, 30233. The initial registered agent at such address will be William K. Malone.

                                       5.

         The initial board of directors of the corporation shall be composed of the following nine persons:

         William H. Shapard
         Post Office Box 1584
         Griffin, Georgia 30224

         William K. Malone
         Post Office Box 3932
         Jackson, Georgia 30223

         W. Roger Waldrop
         Post Office Box 314
         Jackson, Georgia 30233

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         L. C. Webb
         Post Office Box 33
         Jackson, Georgia 30223

         E. M. McCord
         Post Office Box 286
         Jackson, Georgia 30223

         Rufus Adams
         Post Office Box 18
         Jackson, Georgia 30223

         M. W. Carmichael, Sr.
         Post Office Box 3619
         Jackson, Georgia 30223

         D. Keith Fortson
         333 Fox Hollow Wood
         Jackson, Georgia 30223

         Bailey M. Crockarell
         Post Office Box 3840
         Jackson, Georgia 30223

                                       6.

         The directors of the corporation are hereby released, discharged, remised and forgiven for any personal liability for monetary damages for breach of duty of care or other duty as a director to the corporation and its shareholders. All liability of directors to the corporation and its shareholders is hereby eliminated as completely and fully as permitted in O.C.G.A. ss.14-2-171 (b) (3). The elimination of personal liability shall not be applied to:

(a) Any appropriation, in violation of his or her duties, of any business opportunity of the corporation;

(b) Acts or remissions not in good faith or which involve intentional misconduct or knowing violation of the law;

(c) Any transaction from which the director derives an improper personal benefit;

(d) Any violations of O.C.G.A. ss.14-2-154.

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                                       7.

         The sole incorporator is Edward J. Harrell, whose address is 240 Third Street, P. O. Box 1606, Macon, Georgia, 31202.

         IN WITNESS WHEREOF, the incorporator has set his hand and affixed his seal to these Articles of Incorporation by and through his attorney at law.


                                            /s/ Edward J. Harrell
                                            ----------------------------------
                                            EDWARD J. HARRELL, Incorporator

Martin, Snow, Grant & Napier
P. O. Box 1606
Macon, GA 31202-1606
(912) 743-7051